Exhibit 10.11

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of March 19, 2021, between Gateway Strategic Acquisition Co., a Cayman Islands exempted company (the “Company”), Gaw Capital Acquisition Co., a Cayman Islands exempted company (the “Sponsor”) and the party listed as the purchaser on the signature page hereof (the “Purchaser”).

Recitals

WHEREAS, the Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has confidentially submitted to the U.S. Securities and Exchange Commission (the “SEC”) a draft registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of 30,000,000 units (or 34,500,000 units in the aggregate if the underwriters’ over-allotment is exercised in full) (the “Public Units”) at a price of $10.00 per Public Unit, each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Share(s)”), and one-half of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrant(s)”);

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which (i) immediately prior to the closing of the Company’s initial Business Combination (the “Business Combination Closing”), the Company shall issue and sell, and the Purchaser shall purchase, on a private placement basis, the number of Class A Shares determined pursuant to Section 1(a)(i) hereof (the “Forward Purchase Shares”) and the applicable number of Warrants determined pursuant to Section 1(a)(i) hereof, with one Warrant being issuable to the Purchaser per each increment of four Forward Purchase Shares actually issued and sold to the Purchaser hereunder (such Warrants, the “Forward Purchase Warrants” and together with the Forward Purchase Shares, the “Forward Purchase Units”) and (ii) concurrently herewith, the Sponsor will transfer to the Purchaser, on a private placement basis, Class B ordinary shares of the Company, par value $0.0001 per share (the “Class B Share(s)”), in an amount equal to the Class B Shares Transfer Amount determined pursuant to Section 1(b) hereof, in each case on the terms and conditions set forth herein;

WHEREAS, the Class B Shares are automatically convertible into Class A Shares following the Business Combination Closing on the terms and conditions set forth in the Company’s memorandum and articles of association, as it may be amended from time to time (the “Charter”); and

WHEREAS, the Company has entered, or intends concurrently with this entry into this Agreement to enter, into one or more agreements (collectively, the “Forward Contracts”) substantially in the form of this Agreement with other third parties (together with the Purchaser, the “Forward Contract Parties” and each, a “Forward Contract Party”) for the purchase of Class A Shares and Warrants upon the Business Combination Closing (all Class A Shares to be purchased pursuant to such Forward Contracts, together with the Forward Purchase Shares, collectively, the “Total Forward Purchase Shares”), and for the transfer by the Sponsor to such third parties of Class B Shares upon execution of such Forward Contracts.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1. Sale and Purchase.

(a)	Forward Purchase Units.

(i)  The Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the number of Forward Purchase Shares set forth on the signature page to this Agreement next to the line item “Number of Forward Purchase Shares,” plus the number of Forward Purchase Warrants set forth on the signature page to this Agreement next to the line item “Number of Forward Purchase Warrants,” for an aggregate purchase price of $10.00 multiplied by the number of Forward Purchase Units issued and sold hereunder (the “FPU Purchase Price”). No fractional Forward Purchase Warrants will be issued.

(ii)  Each Forward Purchase Warrant will have the same terms as each Warrant sold as part of the Public Units in the IPO (“Public Warrants”) and will be subject to the terms and conditions of the Warrant Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, in connection with the IPO (the “Warrant Agreement”). Each Forward Purchase Warrant will entitle the holder thereof to purchase one Class A Share at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement, and only whole Forward Purchase Warrants will be exercisable. The Forward Purchase Warrants will become exercisable on the later of thirty (30) days after the Business Combination Closing and twelve (12) months from the closing of the IPO, and will expire at 5:00 p.m., New York City time, five (5) years after the Business Combination Closing or earlier upon redemption or the liquidation of the Company, as described in the Warrant Agreement.

(iii)  The Company shall require the Purchaser to purchase the Forward Purchase Shares and the Forward Purchase Warrants pursuant to Section 1(a)(i) hereof by delivering notice to the Purchaser, at least ten (10) Business Days before the funding of the FPU Purchase Price to the Escrow Account (as defined below), specifying the number of Forward Purchase Shares and Forward Purchase Warrants the Purchaser is required to purchase, the anticipated date of the Business Combination Closing, the aggregate FPU Purchase Price and instructions for wiring the FPU Purchase Price to an account of a third-party escrow agent (the “Escrow Account”) which shall be the Company’s transfer agent (the “Escrow Agent”) pursuant to an escrow agreement between the Company and the Escrow Agent (the “Escrow Agreement”). At least five (5) Business Days before the anticipated date of the Business Combination Closing specified in such notice, the Purchaser shall deliver the FPU Purchase Price in cash via wire transfer to the account specified in such notice, to be held in escrow pending the Business Combination Closing. If the Business Combination Closing does not occur within thirty (30) days after the Purchaser delivers the FPU Purchase Price to the Escrow Agent, the Escrow Agreement will provide that the Escrow Agent shall automatically return to the Purchaser the FPU Purchase Price, provided that the return of the FPU Purchase Price placed in escrow shall not terminate the Agreement or otherwise relieve either party of any of its obligations hereunder. For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in The City of New York, New York, or Hong Kong.

(iv)  The closing of the sale of the Forward Purchase Units (the “FPU Closing”) shall be held on the same date and immediately prior to the Business Combination Closing (such date being referred to as the “Closing Date”). At the FPU Closing, the Company will issue to the Purchaser the Forward Purchase Units, each registered in the name of the Purchaser, against (and concurrently with) release of the FPU Purchase Price by the Escrow Agent to the Company.

(b)  Class B Shares. In consideration of the Purchaser’s agreement to purchase Forward Purchase Units, the Sponsor shall transfer to the Purchaser the number of Class B Shares set forth in Schedule A to this Agreement next to the line item “Class B Shares Transfer Amount.” The Class B Shares received by the Purchaser hereunder are subject to forfeiture in accordance with Section 6(b) hereof. The transfer of the Class B Shares (the “Class B Share Transfer”) to the Purchaser shall take place concurrently with the execution of this Agreement.

(c)	Delivery of Securities

(i)  The Company shall register the Purchaser as the owner of the Forward Purchase Units purchased, and the Class B Shares received, by the Purchaser hereunder (individually or collectively, the “Securities”) in the register of members of the Company and with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the FPU Closing and the date hereof, respectively.

(ii)  Each register and book entry for the Securities shall contain a notation, and each certificate (if any) evidencing the Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(iii)  Each register and book entry for the Class B Shares transferred to the Purchaser shall contain a notation, and each certificate (if any) evidencing such Class B Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND AMONG THE HOLDER AND THE OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(d)  Legend Removal. Following the expiration of the transfer restrictions set forth in Section 6(a), if the Forward Purchase Units purchased, the Class B Shares received, and the Class A Shares received upon (i) request by Purchaser to separate Class A Shares from Forward Purchase Units; (ii) exercise of Forward Purchase Warrants; or (iii) conversion of the Class B Shares (individually or collectively, “Forward Purchase Securities”) are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or there is an effective registration statement covering the resale of the Forward Purchase Securities (and the Purchaser provides the Company with a written undertaking to sell its Securities only in accordance with the plan of distribution contained in such registration statement and only if such Purchaser has not been informed that the prospectus in such registration statement is not current or the registration statement is no longer effective), then at the Purchaser’s request, the Company will cause the Company’s transfer agent to remove the legend set forth in Section 1(c)(ii). In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to transfer such Forward Purchase Securities without any such legend; provided, that, notwithstanding the foregoing, the Company will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of Securities in violation of applicable law.

(e)  Registration Rights. The Purchaser shall have registration rights as set forth on Exhibit A (the “Registration Rights”).

2.    Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a)  Organization and Power. If an entity, the Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)  Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(c)  Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)  Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)  Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. If the Purchaser was formed for the specific purpose of acquiring the Securities, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)  Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities, as well as the terms of the Company’s proposed IPO, with the Company’s management. The Purchaser has reviewed the “Summary,” “Risk Factors,” “Description of Securities,” “Management” and “Certain Relationships and Related Party Transactions” sections of the Registration Statement, dated February 19, 2021, which have been provided to the Purchaser.

(g)  Restricted Securities. The Purchaser understands that the Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities, or any Class A Shares into which they may be converted into or exercised for, for resale, except for the Registration Rights. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company confidentially submitted the Registration Statement for its proposed IPO to the SEC for review. The Purchaser understands that the offering to the Purchaser of the Securities is not, and is not intended to be, part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such Securities.

(h)  No Public Market. The Purchaser understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

(i)  High Degree of Risk. The Purchaser understands that its agreement to purchase the Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment, and that it will be contractually obligated to vote its Class B Shares in favor of the Company’s initial Business Combination.

(j)  Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k)  Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(l)  No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(m)  Residence. If the Purchaser is an individual, then the Purchaser resides in the state, province or city identified in the address of the Purchaser set forth on the signature page hereof; if the Purchaser is a partnership, corporation, limited liability company or other entity, then its principal place of business is the office or offices located at the address or addresses of the Purchaser set forth on the signature page hereof.

(n)  Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(o)  Adequacy of Financing. The Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(p)  Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with Credit Suisse Securities (USA) LLC or Citigroup Global Markets Inc. or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(q)  No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement, the representations and warranties expressly made by the Sponsor in Section 4 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.   Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a)  Incorporation and Corporate Power. The Company is an exempted company duly incorporated and validly existing and in good standing as an exempted company under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)  Capitalization. The authorized share capital of the Company consists, immediately prior to the Class B Share Transfer, of:

(i) 500,000,000 Class A Shares, none of which are issued and outstanding.

(ii) 50,000,000 Class B Shares, 11,375,000 of which are issued and outstanding, 11,375,000 of which are held by the Sponsor (1,125,000 of which are subject to forfeiture to the extent that the underwriters’ over-allotment option in connection with the IPO is not exercised in full). All of the issued and outstanding Class B Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(iii) 1,000,000 preference shares, none of which are issued and outstanding.

(c)  Immediately following the transfer of Class B Shares to the Forward Contract Parties, there will be a total of 1,375,000 Class B Shares held by the Forward Contract Parties and 10,000,000 Class B Shares held by the Sponsor.

(d)  Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement, and to issue the Securities at the FPU Closing, and the securities issuable upon conversion or exercise of the Securities, has been taken or will be taken prior to the FPU Closing. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the FPU Closing, and the issuance and delivery of the Securities and the securities issuable upon conversion or exercise of the Securities has been taken or will be taken prior to the FPU Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(e) Valid Issuance of Securities.

(i)  The Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and the Charter and registered in the register of members of the Company, and the securities issuable upon conversion or exercise of the Securities, when issued in accordance with the terms of the Securities, the amended and restated memorandum and articles of association and this Agreement, and registered in the register of members of the Company, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(f) below, the Securities will be issued in compliance with all applicable federal and state securities laws.

(ii)  No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(f)  Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws.

(g)  Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its Charter or other governing documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v)) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(h)  Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of the Securities and securities in the IPO.

(i)  Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(j)  Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(k)  Economic Sanctions. Neither the Company, nor any director, director nominee or officer or, to the knowledge of the Company, any agent or affiliate of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which any of such persons is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the IPO, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of facilitating any transactions with or financing the activities of any person currently subject to any sanctions administered by OFAC or other economic sanctions.

(l)  Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(m)  No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including, through a broker or finder xxvii) engaged in any general solicitation, or xxviii) published any advertisement in connection with the offer and sale of the Securities.

(n)  Issuance Totals. Prior to or concurrently with the execution and delivery of this Agreement, the Company has or is entering into forward purchase agreements providing for the transfer of an aggregate of 1,375,000 Class B Shares, and the purchase of an aggregate of 11,000,000 Forward Purchase Shares and 2,750,000 Forward Purchase Warrants (in each case including the Class B Shares, Forward Purchase Shares and Forward Purchase Warrants transferred, purchased or sold under this Agreement).

(o)  Full Disclosure. On the date of any filing pursuant to Rule 424(b) under the Securities Act, the prospectus relating to the Public Units will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(p)  No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the proposed IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.    Representations and Warranties of the Sponsor. The Sponsor represents and warrants to the Purchaser as follows:

(a)  Incorporation and Corporate Power. The Sponsor is an exempted company duly incorporated and validly existing and in good standing as an exempted company under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)  Authorization. All corporate action required to be taken by the Sponsor’s Board of Directors and shareholders in order to authorize the Sponsor to enter into this Agreement, and to transfer the Class B Shares in accordance with this Agreement has been taken. All action on the part of the shareholders, directors and officers of the Sponsor necessary for the execution and delivery of this Agreement, the performance of all obligations of the Sponsor under this Agreement to be performed, and the transfer and delivery of the Class B Shares has been taken. This Agreement, when executed and delivered by the Sponsor, shall constitute the valid and legally binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)  Title to Securities. Immediately prior to the Class B Share Transfer, the Sponsor shall have good and valid title to the Class B Shares to be transferred by it, free and clear of all liens, encumbrances, equities or claims, and, upon delivery of such Class B Shares, good and valid title to such Class B Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Purchaser.

5.    Right of First Offer. Subject to the terms and conditions of this Section 5, if, in connection with or prior to the Business Combination Closing, the Company proposes to raise additional capital by issuing any equity securities, or securities convertible into, exchangeable or exercisable for equity securities, other than the Public Units (and their component Class A Shares (the “Public Shares”), Public Warrants and the Class A Shares underlying the Public Warrants) and Excluded Securities (as defined below) (“New Equity Securities”), the Company shall first make an offer of the applicable pro rata New Equity Securities to the Purchaser in accordance with the following provisions of this Section 5:

(a) Offer Notice.

(i)  The Company shall give written notice (the “Offering Notice”) to the Purchaser and the other Forward Contract Parties stating its bona fide intention to offer the New Equity Securities and specifying the number of New Equity Securities and the material terms and conditions, including the price, pursuant to which the Company proposes to offer the New Equity Securities and the applicable pro rata share of such New Equity Securities offered to the Purchaser pursuant to such Offering Notice.

(ii)  The Offering Notice shall constitute the Company’s offer to sell the applicable pro rata New Equity Securities to the Purchaser and the other Forward Contract Parties, which offer shall be irrevocable for a period of ten (10) Business Days (the “ROFO Notice Period”).

(b) Exercise of Right of First Offer.

(i)  Upon receipt of the Offering Notice, the Purchaser shall have until the end of the ROFO Notice Period the right (but not obligation) to offer to purchase all or a portion of its pro rata share of the New Equity Securities, based on the number of Forward Purchase Shares the Purchaser has agreed to purchase hereunder out of the total number of Class A Shares that the Purchaser and other Forward Contract Parties have agreed to purchase at the FPU Closing, by delivering a written notice (a “ROFO Offer Notice”) to the Company stating that it offers to purchase such New Equity Securities on the terms specified in the Offering Notice. Any ROFO Offer Notice so delivered shall be binding upon delivery and irrevocable by the Purchaser.

(ii)  If the Purchaser does not deliver a ROFO Offer Notice during the ROFO Notice Period, the Purchaser shall be deemed to have waived all of the Purchaser’s rights to purchase the New Equity Securities offered pursuant to the Offering Notice under this Section 5, and the Company shall thereafter be free to sell or enter into an agreement to sell the Purchaser’s pro rata portion of such New Equity Securities to any third party (including any Forward Contract Parties) without any further obligation to the Purchaser pursuant to this Section 5 within the ninety (90) day period thereafter (and with respect to an agreement to sell, consummate such sale at any time thereafter) on terms and conditions not more favorable to the third party than those set forth in the Offering Notice. If the Company does not sell or enter into an agreement to sell the Purchaser’s pro rata portion of the New Equity Securities within such period, the rights provided hereunder shall be deemed to be revived and the New Equity Securities shall not be offered to any third party unless first re-offered to the Purchaser in accordance with this Section 5.

(c)  Excluded Securities. For purposes hereof, the term “Excluded Securities” means Class B Shares (and Class A Shares into which such Class B Shares are convertible) issued to the Sponsor prior to the IPO, the private placement warrants sold to the Sponsor or its affiliates in connection with the IPO (the “Private Placement Warrants”), warrants issued upon the conversion of working capital loans to the Company to be made by the Sponsor or an affiliate thereof to finance transaction costs in connection with an intended initial Business Combination (up to $2,000,000 of which may be convertible at the option of the lender into warrants of the post-Business Combination entity having the same terms as the Private Placement Warrants at a price of $1.00 per warrant), any securities issued by the Company as consideration to any seller in the Business Combination, and any Class A Shares, Class B Shares (and Class A Shares into which such Class B Shares are convertible) and Forward Purchase Warrants issued pursuant to forward purchase contracts entered into prior to the IPO Closing with Forward Contract Parties.

6. Additional Agreements and Acknowledgements and Waivers of the Purchaser.

(a)  Lock-up; Transfer Restrictions. The Purchaser agrees that it shall not Transfer (as defined below) any Class B Shares owned by it and the Class A Shares into which such Class B Shares are convertible, until the earlier of (A) one year after the Business Combination Closing and (B) the date following the Business Combination Closing on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s ordinary shareholders having the right to exchange their ordinary shares of the Company for cash, securities or other property (the “Lock-up Period”). Notwithstanding the foregoing, if, subsequent to a Business Combination, the closing price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalization, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Business Combination Closing, the Class B Shares (and the Class A Shares into which the Class B Shares are convertible) shall be released from the lockup referred to in this Section 6(a). Notwithstanding the first sentence hereinabove, Transfers of the Class B Shares (and the Class A Shares into which the Class B Shares are convertible) are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor or any affiliates of the Sponsor; (ii) in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the Class B Shares were originally purchased; (vi) by virtue of the laws of the Cayman Islands or the Purchaser’s organizational documents, as amended from time to time, upon dissolution of the Purchaser ; (vii) in the event of the Company’s liquidation prior to the completion of a Business Combination ; or (viii) in the event of the Company’s completion of a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (i) through (vi), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. As used in this Agreement, “Transfer” shall mean the (x) sale of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”, and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Securities (excluding any pledges in the ordinary course of business for bona fide financing purposes or as part of prime brokerage arrangements), (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y). For the avoidance of doubt, this Section 6(a) shall not restrict the ability to exercise any Forward Purchase Warrants in accordance with their terms.

(b)  Potential Forfeiture. The Purchaser agrees that, to the extent that it fails to pay the FPU Purchase Price when required in accordance with Section 1 hereof and such failure to pay remains uncured after five (5) Business Days’ notice from the Company, the Purchaser shall forfeit to the Company all of its Class B Shares. If the Purchaser fails to forfeit any Class B Shares it is required to forfeit hereunder, the Purchaser hereby grants hereunder to the Company and any representative designated by the Company without further action by the Purchaser a limited irrevocable power of attorney to effect such forfeiture on behalf of the Purchaser, which power of attorney shall be deemed to be coupled with an interest. Any forfeiture under this Agreement shall take effect as a surrender for no consideration as a matter of Cayman Islands law.

(c)  Waiver of Adjustment to Conversion Price and Recapitalization Shares. In the event that the Company issues equity or equity-linked securities in addition to the Forward Purchase Units in connection with the Business Combination Closing and the Sponsor waives, in whole or in part, its right to have its Class B Shares converted into a greater number of Class A Shares in respect of such issuance pursuant to the Charter, such waiver shall also automatically waive such right on behalf of the Purchaser in respect of the Purchaser’s Founder Shares on a pro rata basis. In addition, the Purchaser: (i) agrees that it waives its right to receive any additional Class B Shares in the event of any share split, share capitalization, reorganization or recapitalization of or in respect of the Class B Shares prior to the closing of the IPO that is effected in order to increase the number of issued and outstanding Class B Shares due to an increase in the number of Class A Shares being sold in the IPO (“Share Capitalization”); (ii) directs the Company to issue its portion of a Share Capitalization to the Sponsor; and (iii) confirms that it has no claims against the Company, or its directors, officers, employees or other shareholders in respect of a Share Capitalization.

(d) Trust Account.

(i)  The Purchaser hereby acknowledges that it is aware that the Company will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the closing of the IPO. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(ii)  The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(e)  Redemption and Liquidation. The Purchaser hereby waives, with respect to any Class B Shares (including the Class A Shares into which such Class B Shares are convertible) held by it, any redemption rights it may have in connection with (i) the consummation of a Business Combination, including any such rights available in the context of a shareholder vote to approve such Business Combination and (ii) any shareholder vote to approve an amendment to the Charter that would affect the substance or timing of the Company’s obligation to redeem 100% of the Class A Shares sold in the IPO if the Company has not consummated an initial Business Combination within the time period set forth in the Charter or in the context of a tender offer made by the Company to purchase Class A Shares, it being understood that the Purchaser shall be entitled to redemption and liquidation rights with respect to any Public Shares beneficially owned by it.

(f)  Voting. The Purchaser hereby agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Purchaser shall vote any Class B Shares and Class A Shares owned by it in favor of any proposed Business Combination. If the Purchaser fails to vote any Class B Shares or Class A Shares it is required to vote hereunder in favor of a Proposed Business Combination, the Purchaser hereby grants to the Company and any representative designated by the Company without further action by the Purchaser a limited irrevocable power of attorney to effect such vote on behalf of the Purchaser, which power of attorney shall be deemed to be coupled with an interest.

(g)  No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

7. Additional Agreements of the Sponsor and the Company.

(a)  Sponsor Class B Share Lock-up. The Sponsor agrees that it shall not, and shall cause its affiliates and permitted transferees not to, Transfer any Class B Shares or Class A Shares into which such Class B Shares are convertible (the “Sponsor Shares”) until the earlier of (A) one year after the Business Combination Closing and (B) the date following the Business Combination Closing on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s ordinary shareholders having the right to exchange their ordinary shares of the Company for cash, securities or other property (the “Sponsor Share Lock-up Period”). Notwithstanding the foregoing, if, subsequent to a Business Combination, the closing price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalization, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Business Combination Closing, the Sponsor Shares (and the Class A Shares into which the Sponsor Shares are convertible) shall be released from the lockup referred to in this Section 7(a).. Notwithstanding the foregoing, the Sponsor, its affiliates and its and their permitted transferees will be permitted to Transfer the Sponsor Shares in accordance with clauses (i) through (viii) of Section 6(a) of this Agreement (applied mutatis mutandis), subject to the requirement that in the cases of clauses (i) through (vi) of Section 6(a), these permitted transferees must enter into a written agreement agreeing to be bound by the transfer restrictions set forth in Section 7(a) of this Agreement.

(b)  QEF Election; Tax Information. The Company shall use commercially reasonable efforts to determine whether, in any year, the Company (or any subsidiary of the Company) is deemed to be a “passive foreign investment company” (a “PFIC”) or a “controlled foreign corporation” (a “CFC”) within the meaning of U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”), and shall notify the Purchaser if the Company (or any subsidiary of the Company) is deemed to be a PFIC or CFC. If the Company determines that the Company (or any subsidiary of the Company) is a PFIC in any year, for the year of determination and for each year thereafter during which the Purchaser holds an equity interest in the Company, including Warrants, and the Purchaser is subject to income tax in the United States, the Company shall use commercially reasonable efforts to xli) make available to the Purchaser the information that may be required to make or maintain a “qualified electing fund” election under the Code with respect to the Company (or any subsidiary of the Company, as applicable) and xlii) furnish the information required to be reported under Section 1298(f) of the Code or under any other applicable tax law.

(c)  IPO. The Company will offer at least 20,000,000 Public Units in the IPO. Each Public Unit will be comprised of one Class A Share and no more than one-half of one Warrant. Each whole Warrant will have an exercise price of not less than $11.50 per share.

(d)  No Material Non-Public Information. The Company and the Sponsor agree that no information provided to the Purchaser in connection with this Agreement will, upon the IPO Closing, constitute material non-public information of the Company, and following the IPO Closing, neither the Company nor the Sponsor will provide the Purchaser with any material non-public information of the Company (including any material non-public information with respect to any other Person in connection with any proposed Business Combination) without the prior written consent of the Purchaser.

(e)  NYSE Listing. The Company will use commercially reasonable efforts to effect the listing of the Class A Shares and Warrants on the New York Stock Exchange (or another national securities exchange).

(f)  No Amendments to Charter. The Charter of the Company will be in substantially the same form of Exhibit B hereto and will not be materially amended prior to the closing of the IPO without the Purchaser’s prior written consent.

8.    Transfer. This Agreement and all of the Purchaser’s rights and obligations hereunder (including the Purchaser’s obligation to purchase the Forward Purchase Units) may be transferred or assigned, at any time and from time to time, in whole or in part, to one or more third parties (each such transferee, a “Transferee”), subject to the prior written consent of the Company (not to be unreasonably denied, withheld or delayed). Upon any such assignment:

(a)  the applicable Transferee shall execute a signature page to this Agreement, substantially in the form of the Purchaser’s signature page hereto (the “Joinder Agreement”), which shall reflect the number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by such Transferee (the “Transferee Securities”), and, upon such execution, such Transferee shall have all the same rights and obligations of the Purchaser hereunder with respect to the Transferee Securities, and references herein to the “Purchaser” shall be deemed to refer to and include any such Transferee with respect to such Transferee and to its Transferee Securities; provided, that any representations, warranties, covenants and agreements of the Purchaser and any such Transferee shall be several and not joint and shall be made as to the Purchaser or any such Transferee, as applicable, as to itself only; and

(b)  upon a Transferee’s execution and delivery of a Joinder Agreement, the number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by the Purchaser hereunder shall be reduced by the total number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by the applicable Transferee pursuant to the applicable Joinder Agreement, which reduction shall be evidenced by the Purchaser and the Company amending the “Number of Forward Purchase Shares”, “Number of Forward Purchase Warrants”, and “Aggregate Purchase Price for Forward Purchase Units” on the Purchaser’s signature page hereto to reflect such reduced number of Forward Purchase Units, and the Purchaser shall be fully and unconditionally released from its obligation to purchase such Transferee Securities hereunder. For the avoidance of doubt, this Agreement need not be amended and restated in its entirety, but only the Purchaser’s signature page hereto need be so amended and updated and executed by each of the Purchaser and the Company upon the occurrence of any such transfer of Transferee Securities.

9. FPU Closing Conditions.

(a)  The obligation of the Purchaser to purchase the Forward Purchase Units at the FPU Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPU Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)  The conditions to the Business Combination Closing shall have been satisfied;

(ii)  The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of Forward Purchase Units;

(iii)  The Company shall have delivered to such Purchaser a certificate evidencing the Company’s good standing as a Cayman Islands exempted company, as of a date within ten (10) Business Days of the FPU Closing;

(iv)  The representations and warranties of the Company set forth in Section 3 of this Agreement and those of the Sponsor set forth in Section 4 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct, in the case of the Company, as of the FPU Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except, in the case of the Company, where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement and, in the case of the Sponsor, where the failure to be so true and correct would not have a material adverse effect on the Sponsor or its ability to consummate the transactions contemplated by this Agreement;

(v)  The Company and the Sponsor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company or the Sponsor at or prior to the FPU Closing; and

(vi)  No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Securities.

(b)  The obligation of the Company to sell the Forward Purchase Units at the FPU Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPU Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)  The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of Forward Purchase Units;

(ii)  The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPU Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii)  The Purchaser shall have performed, satisfied and complied with in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the FPU Closing; and

(iv)  No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Securities.

10. Termination. This Agreement may be terminated at any time prior to the FPU Closing:

(a) by mutual written consent of the Company and the Purchaser;

(b) automatically

(i) if the IPO is not consummated on or prior to December 31, 2021;

(iii) if the Business Combination is not consummated within twenty four (24) months from the closing of the IPO, unless extended upon approval of the Company’s shareholders in accordance with the Charter up to a maximum of three months or such longer period as is mutually agreed by the Company and the Purchaser; or

(iv)  if the Sponsor or the Company becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of the Sponsor or the Company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment.

In the event of any termination of this Agreement pursuant to this Section 10, the FPU Purchase Price (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 10 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

11. General Provisions.

(a)  Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or xliii) personal delivery to the party to be notified, xliv) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, xlv) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or xlvi) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Gateway Strategic Acquisition Co., 18/F, 68 Yee Wo Street, Causeway Cay, Hong Kong Attn: Hing Bong Humbert Pang, Chief Executive Officer ,email: humbertpang@gawcapital.com and Ka Kui Kenneth Chiu, Chief Financial Officer, email: kennethchiu@gawcapital.com, fax: (852) 2530 3662, with a copy to the Company’s counsel at: White & Case, 9th Floor, Central Tower, 28 Queen’s Road Central, Hong Kong, Attn: Jessica Zhou, email: jessica.zhou@whitecase.com.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 11(a).

(b)  No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, directors, employees or representatives is responsible.

(c)  Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Class B Share Transfer and the FPU Closing.

(d)  Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)  Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)  Assignments. Except as otherwise specifically provided herein, including under Section 8, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

(g)  Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)  Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)  Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of New York.

(j)  Jurisdiction/Arbitration. The Parties agree that all disputes arising under, or relating to, this Agreement shall be resolved in accordance with the ICC Rules of Arbitration by a panel of three arbitrators. The arbitration shall be seated in New York County in the U.S. State of New York, although hearings may take place anywhere that the arbitral tribunal deems convenient after consultation with the parties. The language of the proceedings shall be English.

(k)  Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)  Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the written consent of the Company, the Sponsor and the Purchaser.

(m)  Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)  Expenses. Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Securities and the securities issuable upon conversion or exercise of the Securities.

(o)  Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include” “includes” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)  Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)  Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(r)  Specific Performance. Each party hereto agrees that irreparable damage would occur in the event that any provision of this Agreement was not performed by the other party(ies) hereto in accordance with the specific terms hereof or was otherwise breached, and that money damages or legal remedies would not be an adequate remedy for any such damages. Therefore, it is accordingly agreed that each party hereto shall be entitled to enforce specifically the terms and provisions of this Agreement, or to enforce compliance with, the covenants and obligations of the other party(ies), in any arbitration proceeding, and may also seek preliminary injunctive relief in aid of arbitration in any court of competent jurisdiction in addition to any other remedy to which such party is entitled at law or in equity.

(s)  Most Favored Nations. The Company hereby represents and warrants that as of the date hereof, and covenants and agrees that after the date hereof, none of the agreements with other Forward Contract Parties or any other person for the purchase of Forward Purchase Units includes or will include terms, rights or other benefits that are more favorable, in any material respect, to such other Person than the terms, rights and benefits in favor of the Purchaser under this Agreement, and the Company will not amend any of the material terms, rights or benefits in, or waive any material obligation under, any of the agreements with such other Person unless, in any such case, the Purchaser has been offered in writing the opportunity to concurrently receive the benefits of all such terms, rights and benefits or waiver. The Purchaser shall notify the Company in writing, within ten (10) days after the date it has been offered the opportunity to receive the benefit of such terms, rights, benefits or waiver, of its election to receive any such term, right, benefit or waiver so offered.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:	Address for Notices:
SNOW LAKE CAPITAL (HK) LIMITED	Suite 1101-04, 11/F, One Exchange Square, 8 Connaught Place, Central, Hong Kong
(acting as the investment manager of the funds and managed accounts it manages as set out in Schedule A)	Email:jhuang@snow1akecap.com

Fax: +852 3700 3399

By:	/s/ Sean Ma
	Name:	Sean Ma

	Title:	Director

COMPANY:
GATEWAY STRATEGIC ACQUISITION CO.

By:	/s/ Christina Gaw
	Name:	Christina Gaw

	Title:	Co-Founder

SPONSOR:
GAW CAPITAL ACQUISITION CO.

By:	/s/ Hing Bong Humbert Pang
	Name:	Hing Bong Humbert Pang

	Title:	Director

[Signature page to Forward Purchase Agreement]

Schedule A

Number of Forward Purchase Shares:	4,000,000

To be respectively purchased by*:

SNOW LAKE CHINA MASTER FUND, LTD.	53.4%
SNOW LAKE CHINA MASTER LONG FUND, LTD.	16.8%
SNOW LAKE ASIA MASTER FUND LIMITED	23.2%
COMPASS OFFSHORE SAV II PCC LIMITED	2.6%
COMPASS SAV II L.L.C.	4.0%

Number of Forward Purchase Warrants:	1,000,000

To be respectively purchased by*:

SNOW LAKE CHINA MASTER FUND, LTD.	53.4%
SNOW LAKE CHINA MASTER LONG FUND, LTD.	16.8%
SNOW LAKE ASIA MASTER FUND LIMITED	23.2%
COMPASS OFFSHORE SAV II PCC LIMITED	2.6%
COMPASS SAV II L.L.C.	4.0%

Aggregate Purchase Price for Forward Purchase Units:	$40,000,000

To be respectively paid by*:

SNOW LAKE CHINA MASTER FUND, LTD.	53.4%
SNOW LAKE CHINA MASTER LONG FUND, LTD.	16.8%
SNOW LAKE ASIA MASTER FUND LIMITED	23.2%
COMPASS OFFSHORE SAV II PCC LIMITED	2.6%
COMPASS SAV II L.L.C.	4.0%

Class B Shares Transfer Amount:	500,000

To be respectively transferred to:

SNOW LAKE CHINA MASTER FUND, LTD.	53.4%
SNOW LAKE CHINA MASTER LONG FUND, LTD.	16.8%
SNOW LAKE ASIA MASTER FUND LIMITED	23.2%
COMPASS OFFSHORE SAV II PCC LIMITED	2.6%
COMPASS SAV II L.L.C.	4.0%

* The percentage break-downs set out herein regarding the amounts of Forward Purchase Shares, Forward Purchase Warrants and Aggregate Purchase Price for Forward Purchase Units to be respectively purchased and paid by such funds and managed accounts managed by the Purchaser may be subject to subsequent adjustments as advised by the Purchaser any time not later than five (5) Business Days before the anticipated date of the Business Combination Closing as contemplated under clause 1(a)(iii), provided that the aggregate numbers of Forward Purchase Shares, Forward Purchase Warrants and Aggregate Purchase Price for Forward Purchase Units stated herein will not be adjusted.

Exhibit A

Registration Rights

1. Within thirty (30) days after the Business Combination Closing, the Company shall use reasonable best efforts (i) to file a registration statement on Form S-3 for a secondary offering (including any successor registration statement covering the resale of the Registrable Securities a “Resale Shelf’) of (x) the Class A Shares and Warrants (and underlying Class A Shares) comprising the Forward Purchase Units and the Class A Shares into which the Class B Shares are convertible, (y) any other Class A Shares and Warrants that may be acquired by the Purchaser after the date of this Agreement, including any time after the Business Combination Closing and (z) any other equity security of the Company issued or issuable with respect to the securities referred to in clauses (x) and (y) by way of a share capitalization or share sub-division or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, the “Registrable Securities”) pursuant to Rule 415 under the Securities Act; provided, that if Form S-3 is unavailable for such a registration, the Company shall register the resale of the Registrable Securities on another appropriate form and undertake to register the Registrable Securities on Form S-3 as soon as such form is available, (ii)  to cause the Resale Shelf to be declared effective under the Securities Act promptly thereafter, but in no event later than sixty (60) days after the Business Combination Closing, and (iii) to maintain the effectiveness of such Resale Shelf with respect to the Purchaser’s Registrable Securities until the earliest of (A) the date on which the Purchaser ceases to hold Registrable Securities covered by such Resale Shelf, (B) the date all of the Purchaser’s Registrable Securities covered by the Resale Shelf can be sold publicly without restriction or limitation (including without limitation volume and manner of sale restrictions) under Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act; and provided, further, with respect to Registrable Securities acquired after the Business Combination Closing, the Company shall only be obligated to amend the Resale Shelf or file a new registration statement that will constitute a Resale Shelf to include such Registrable Securities on two (2) occasions, each upon the written request of Purchaser with respect to at least 100,000 Registrable Securities.

2. In the event the Company is prohibited by applicable rule, regulation or interpretation by the staff (“Staff’) of the Securities and Exchange Commission (“SEC”) from registering all of the Registrable Securities on the Resale Shelf or the Staff requires that the Purchaser be specifically identified as an “underwriter’ in order to permit such registration statement to become effective, and such Purchaser does not consent in writing to being so named as an underwriter in such registration statement, the number of Registrable Securities to be registered on the Resale Shelf will be reduced on a pro rata basis among all the holders of Registrable Securities to be so included, unless otherwise required by the Staff, so that the number of Registrable Securities to be registered is permitted by Staff and such Purchaser is not required to be named as an “underwriter”; provided, that any Registrable Securities not registered due to this paragraph 2 shall thereafter as soon as allowed by the SEC guidance be registered to the extent the prohibition no longer is applicable.

3. If at any time the Company proposes to file a registration statement (a “Registration Statement”) on its own behalf, or on behalf of any other Persons who have registration rights (“Other Holders”), relating to an underwritten offering of ordinary shares, or engage in an Underwritten Shelf Takedown (as defined below) off an existing registration statement (a “Company Offering”), then the Company will provide the Purchaser and each other Forward Contract Party who purchased at least 1,000,000 Forward Purchase Shares (collectively, the “Piggyback Holders”) with notice in writing (an “Offer Notice”) at least five (5) Business Days prior to such filing, which Offer Notice will offer to include in the Registration Statement Purchaser’s Registrable Securities and a minimum of 500,000 of the securities of each other Forward Contract Party which is a Piggyback Holder that constitute “Registrable Securities” under such parties’ forward purchase agreements (collectively “Piggyback Securities”). Within five (5) Business Days (or, in the case of an Offer Notice delivered to the Purchaser or the other Forward Contract Parties in connection with an Underwritten Shelf Takedown, within three (3)  Business Days) after receiving the Offer Notice, the Purchaser may make a written request (a “Piggyback Request”) to the Company to include some or all of Purchaser’s Registrable Securities in the Registration Statement. If the underwriter(s) for any Company Offering advise the Company that marketing factors require a limitation on the number of securities that may be included in the Company Offering, the number of securities to be so included shall be allocated as follows: (i) first, to the Company and the Other Holders, if any; and (ii) second, to the Piggyback Holders based on the pro rata percentage of Piggyback Securities held by the Piggyback Holders and requested to be included in the Underwritten Offering. Notwithstanding anything to the contrary in this paragraph 3, the Company hereby agrees that it will not provide an Offer Notice to any other Forward Contract Party unless such other Forward Contract Party agrees in writing to treat the contents of such Offer Notice as material non-public information.

4. At any time during which the Company has an effective Resale Shelf with respect to the Purchaser’s Registrable Securities, the Purchaser may make a written request (which request shall specify the intended method of disposition thereof) (a “Shelf Takedown Request”) to the Company to effect a sale, of all or a portion of the Purchaser’s Registrable Securities that are covered by the Resale Shelf, and the Company shall use commercially reasonable efforts to file, to the extent required by applicable law or regulation, a prospectus supplement (a “Shelf Takedown Prospectus Supplement”) for such purpose as soon as reasonably practicable following receipt of a Shelf Takedown Request. The Purchaser may request that any such sale be conducted as an underwritten public offering (an “Underwritten Shelf Takedown”). The Company shall not be obligated to effect more than two Underwritten Shelf Takedowns. The Purchaser acknowledges that, pursuant to the terms and conditions of Forward Contracts among the Company and other Forward Contract Parties (such agreements, as they relate to the rights of the other Forward Contract Parties set forth in paragraphs 3, 4 and 5 of this Exhibit A, not to be amended without the Purchaser’s prior written consent), each other Forward Contract Party who purchased at least 1,000,000 Forward Purchase Shares and proposes to sell at least 500,000 Registrable Securities in the Underwritten Shelf Takedown (a “Requesting Holder”) shall have the right, pursuant to a timely Piggyback Request, to include securities that are covered by the Resale Shelf (“Requesting Holder Securities”) in the prospectus supplement relating to any Underwritten Shelf Takedown and the Purchaser agrees to cooperate with the Company and such other Forward Contract Parties in furtherance thereof. If the underwriter(s) for any Underwritten Shelf Takedown advise the Company that marketing factors require a limitation on the number of securities that may be included in the Underwritten Shelf Takedown, the number of securities to be so included shall be allocated as follows: (i) first, to the Purchaser; and (ii) second, to the Requesting Holders based on the pro rata percentage of Requesting Holder Securities held by the Requesting Holders and requested to be included in the Underwritten Offering. It is understood that any other Forward Contract Party electing to include securities on an Underwritten Shelf Takedown proposed by Purchaser shall not have the ability to withdraw such securities from such offering without the consent of the Purchaser, it being understood that the terms of the offering may not be known at the time of such offering and that Purchaser shall have the sole discretion to approve such terms (and such other Forward Contract Party shall not have the right to make any determinations other than whether they wish to include their Requesting Holder Securities in the prospectus supplement). In this regard, by electing to include securities in such offering, such other Forward Contract Party agrees to cooperate with the Company and the Purchaser in furtherance of such offering, including entering into such customary agreements and take all such actions (including supplying all reasonably requested information) within 48 hours of a reasonable request by the Company, underwriters or Purchaser.

5. The determination of whether any offering of Registrable Securities pursuant to the Resale Shelf or a Shelf Takedown Prospectus Supplement will be an underwritten offering shall be made in the sole discretion of the Purchaser, after consultation with the Company, and the Purchaser shall have the right, after consultation with the Company, to determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees (and the Piggyback Holders or Requesting Holders (as applicable) shall not have the right to make any determinations other than whether they wish to include their Requesting Holder Securities in the prospectus supplement). The Purchaser shall select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter (provided that such investment banker or bankers and managers shall be reasonably satisfactory to the Company).

6. In connection with any underwritten offering, the Company shall enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Purchaser) in order to facilitate the disposition of such Registrable Securities, including to make management and its own accountants reasonably available for due diligence sessions and road show, in each case as are reasonably necessary or required, and in such connection enter into a customary underwriting agreement that provides for customary opinions, comfort letters and officer’s certificates and other customary deliverables.

7. The Company shall pay all fees and expenses incident to the performance of or compliance with its obligation to prepare, file and maintain the Resale Shelf (including the fees of its counsel and accountants). The Company shall also pay all Registration Expenses. For purposes of this paragraph 6, “Registration Expenses” shall mean the out-of-pocket expenses of a Company Offering or an Underwritten Shelf Takedown, including, without limitation, the following: (i) all registration and filing fees (including fees with respect to filings required to be made with FINRA) and any securities exchange on which the Registrable Securities are then listed; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of one counsel to the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) printing, messenger, telephone and delivery expenses; (iv) reasonable fees and disbursements of counsel for the Company; (v) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Underwritten Shelf Takedown; and (vi) reasonable fees and expenses of one legal counsel selected by the Purchaser; provided, that it is understood and agreed that the Company shall be responsible for any underwriting fees, discounts, selling commissions, underwriter expenses and stock transfer taxes relating to the registration and sale of the Purchaser’s Registrable Securities.

8. The Company may suspend the use of a prospectus included in the Resale Shelf by furnishing to the Purchaser a written notice (“Suspension Notice”) stating that in the good faith judgment of the Company, it would be either (i) prohibited by the Company’s insider trading policy (as if the Purchaser were covered by such policy) or (ii) materially detrimental to the Company and its shareholders for such prospectus to be used at such time. The Company’s right to suspend the use of such prospectus under clause (ii) of the preceding sentence may be exercised for a period of not more than sixty (60) days after the date of such notice to the Purchaser; provided such period may be extended for an additional thirty (30) days with the consent of a majority-in-interest of the holders of Registrable Securities covered by the Resale Shelf; provided further, that such right to suspend the use of a prospectus shall be exercised by the Company not more than once in any twelve (12) month period. A holder of Registrable Securities shall not effect any sales of Registrable Securities pursuant to the Resale Shelf at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). The holders may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf following further written notice to such effect (an “End of Suspension Notice”) from the Company to the holders. The Company shall act in good faith to permit any suspension period contemplated by this paragraph to be concluded as promptly as reasonably practicable.

9. The Purchaser agrees that, except as required by applicable law, the Purchaser shall treat as confidential the receipt of any Suspension Notice (provided that in no event shall such notice contain any material nonpublic information of the Company) hereunder and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes public, other than as a result of disclosure by a holder of Registrable Securities in breach of the terms of this Agreement.

10. The Company shall indemnify and hold harmless the Purchaser, its directors and officers, partners, members, managers, employees, agents, and representatives of such Purchaser and each person, if any, who controls the Purchaser within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, and any agent thereof (collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), promptly as incurred, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of any material fact contained in the Resale Shelf (or any amendment or supplement thereto), the related prospectus, or any amendment or supplement thereto, or arise out of, are based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case or to any Indemnified Person to the extent that any such Loss arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission or so made in reliance upon or in conformity with information furnished by or on behalf of such Indemnified Person in writing specifically for use in the preparation of the Resale Shelf, the related prospectus, or any amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person, and shall survive the transfer of such securities by the Purchaser.

11. The Company’s obligation under paragraph (1) of this Exhibit A is subject to the Purchaser’s furnishing to the Company in writing such information as the Company reasonably requests for use in connection with the Resale Shelf, the related prospectus, or any amendment or supplement thereto. The Purchaser shall indemnify the Company, its officers, directors, managers, employees, agents and representatives, and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of material fact contained in the Resale Shelf, the related prospectus, or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser expressly for inclusion in such document; provided that the obligation to indemnify shall be individual, not joint and several, for each Purchaser and shall be limited to the net amount of proceeds received by such Purchaser from the sale of Registrable Securities pursuant to the Resale Shelf.

12. The Company shall cooperate with the Purchaser, to the extent the Registrable Securities become freely tradable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Resale Shelf and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchaser may reasonably request and registered in such names as the Purchaser may request.

13. If requested by the Purchaser, the Company shall as soon as practicable, subject to any Suspension Notice, (i) incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Purchaser holding any Registrable Securities.

14. As long as the Purchaser shall own Registrable Securities, the Company, at all times while it shall be reporting under the Securities Exchange Act of 1934, as amended, shall file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and shall promptly furnish the Purchaser with true and complete copies of all such filings, unless filed through the SEC’s EDGAR system. The Company further covenants that it shall take such further action as the Purchaser may reasonably request, all to the extent required from time to time, to enable the Purchaser to sell any Class A Shares and Warrants held by the Purchaser without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with such requirements.

15. The rights, duties and obligations of the Purchaser under this Exhibit A may be assigned or delegated by the Purchaser in conjunction with and to the extent of any transfer or assignment of Registrable Securities by the Purchaser to any transferee or assignee.

Exhibit B

Form of Amended and Restated Memorandum and Articles of Association of the Company

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

AMENDED AND RESTATED
MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

GATEWAY STRATEGIC ACQUISITION CO.

(ADOPTED BY SPECIAL RESOLUTION DATED [DATE] 2021 AND EFFECTIVE ON [DATE] 2021)

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF

GATEWAY STRATEGIC ACQUISITION CO.

(ADOPTED BY SPECIAL RESOLUTION DATED [DATE] 2021 AND EFFECTIVE ON [DATE] 2021)

1	The name of the Company is Gateway Strategic Acquisition Co.

2	The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member’s shares.

5	The share capital of the Company is US$55,500 divided into 500,000,000 Class A ordinary shares of a par value of US$0.0001 each, 50,000,000 Class B ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Amended and Restated Memorandum of Association bear the respective meanings given to them in the Amended and Restated Articles of Association of the Company.

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
OF

GATEWAY STRATEGIC ACQUISITION CO.

(ADOPTED BY SPECIAL RESOLUTION DATED [DATE] AND EFFECTIVE ON [DATE])

1	Interpretation

1.1	In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Affiliate”	in respect of a person, means any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and (a) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, whether by blood, marriage or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing and (b) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

“Applicable Law”	means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

“Articles”	means these amended and restated articles of association of the Company.

“Audit Committee”	means the audit committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Business Combination”	means a merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination involving the Company, with one or more businesses or entities (the “target business”), which Business Combination: (a) as long as the securities of the Company are listed on the New York Stock Exchange, must occur with one or more target businesses that together have an aggregate fair market value of at least 80 per cent of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the signing of the definitive agreement to enter into such Business Combination; and (b) must not be solely effectuated with another blank cheque company or a similar company with nominal operations.

“business day”	means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City.

“Clearing House”	means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Class A Share”	means a Class A ordinary share of a par value of US$0.0001 in the share capital of the Company.

“Class B Share”	means a Class B ordinary share of a par value of US$0.0001 in the share capital of the Company.

“Company”	means the above named company.

“Company’s Website”	means the website of the Company and/or its web-address or domain name (if any).

“Compensation Committee”	means the compensation committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.

“Designated Stock Exchange”	means any United States national securities exchange on which the securities of the Company are listed for trading, including the New York Stock Exchange.

“Directors”	means the directors for the time being of the Company.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Electronic Communication”	means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the Securities and Exchange Commission) or other electronic delivery methods as otherwise decided and approved by the Directors.

“Electronic Record”	has the same meaning as in the Electronic Transactions Act.

“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands.

“Equity-linked Securities”	means any debt or equity securities that are convertible, exercisable or exchangeable for Class A Shares issued in a financing transaction in connection with a Business Combination, including but not limited to a private placement of equity or debt.

“Exchange Act”	means the United States Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Forward Purchase Agreement”	means an agreement that provides for the sale of equity securities in a private placement that will close substantially concurrently with the closing of a Business Combination.

“Forward Purchase Share”	means a Class A Share to be issued pursuant to a Forward Purchase Agreement.

“Forward Purchase Warrant”	means a warrant to purchase a Class A Share to be issued pursuant to a Forward Purchase Agreement.

“Founders”	means all Members immediately prior to the consummation of the IPO.

“Independent Director”	has the same meaning as in the rules and regulations of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be.

“IPO”	means the Company’s initial public offering of securities.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the amended and restated memorandum of association of the Company.

“Nominating and Corporate Governance Committee”	means the nominating and corporate governance committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.

“Officer”	means a person appointed to hold an office in the Company.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Over-Allotment Option”	means the option of the Underwriters to purchase up to an additional 15 per cent of the firm units (as described in the Articles) issued in the IPO at a price equal to US$10 per unit, less underwriting discounts and commissions.

“Preference Share”	means a preference share of a par value of US$0.0001 in the share capital of the Company.

“Public Share”	means a Class A Share issued as part of the units (as described in the Articles) issued in the IPO.

“Redemption Notice”	means a notice in a form approved by the Company by which a holder of Public Shares is entitled to require the Company to redeem its Public Shares, subject to any conditions contained therein.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Representative”	means a representative of the Underwriters.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Securities and Exchange Commission”	means the United States Securities and Exchange Commission.

“Share”	means a Class A Share, a Class B Share or a Preference Share and includes a fraction of a share in the Company.

“Special Resolution”	subject to Article 30.4, has the same meaning as in the Statute, and includes a unanimous written resolution.

“Sponsor”	means Gaw Capital Acquisition Co., a Cayman Islands exempted company, and its successors or assigns.

“Statute”	means the Companies Act (As Revised) of the Cayman Islands.

“Tax Filing Authorised Person”	means such person as any Director shall designate from time to time, acting severally.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

“Trust Account”	means the trust account established by the Company upon the consummation of its IPO and into which a certain amount of the net proceeds of the IPO, together with a certain amount of the proceeds of a private placement of warrants simultaneously with the closing date of the IPO, will be deposited.

“Underwriter”	means an underwriter of the IPO from time to time and any successor underwriter.

1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations as well as any other legal or natural person;

(d)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)	headings are inserted for reference only and shall be ignored in construing the Articles;

(j)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)	any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(l)	sections 8 and 19(3) of the Electronic Transactions Act shall not apply;

(m)	the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3	Issue of Shares and other Securities

3.1	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividends or other distributions, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights, save that the Directors shall not allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) to the extent that it may affect the ability of the Company to carry out a Class B Ordinary Share Conversion set out in the Articles.

3.2	The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

3.3	The Company may issue units of securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine. The securities comprising any such units which are issued pursuant to the IPO can only be traded separately from one another on the 52nd day following the date of the prospectus relating to the IPO unless the Representative(s) determines that an earlier date is acceptable, subject to the Company having filed a current report on Form 8-K with the Securities and Exchange Commission and a press release announcing when such separate trading will begin. Prior to such date, the units can be traded, but the securities comprising such units cannot be traded separately from one another.

3.4	The Company shall not issue Shares to bearer.

4	Register of Members

4.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5	Closing Register of Members or Fixing Record Date

5.1	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6	Certificates for Shares

6.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4	Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

6.5	Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

7	Transfer of Shares

7.1	Subject to the terms of the Articles, any Member may transfer all or any of his Shares by an instrument of transfer provided that such transfer complies with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

7.2	The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a Clearing House or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

8	Redemption, Repurchase and Surrender of Shares

8.1	Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares, except Public Shares, shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of such Shares. With respect to redeeming or repurchasing the Shares:

(a)	Members who hold Public Shares are entitled to request the redemption of such Shares in the circumstances described in the Business Combination Article hereof;

(b)	Class B Shares held by the Sponsor shall be surrendered by the Sponsor for no consideration on a pro-rata basis to the extent that the Over-Allotment Option is not exercised in full so that the Founders will own 20 per cent of the Company’s issued Shares after the IPO (exclusive of any securities purchased in a private placement simultaneously with the IPO); and

(c)	Public Shares shall be repurchased by way of tender offer in the circumstances set out in the Business Combination Article hereof.

8.2	Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member. For the avoidance of doubt, redemptions, repurchases and surrenders of Shares in the circumstances described in the Article above shall not require further approval of the Members.

8.3	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.4	The Directors may accept the surrender for no consideration of any fully paid Share.

9	Treasury Shares

9.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

10	Variation of Rights of Shares

10.1	Subject to Article 3.1, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class (other than with respect to a waiver of the provisions of the Class B Ordinary Share Conversion Article hereof, which as stated therein shall only require the consent in writing of the holders of a majority of the issued Shares of that class), or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.2	For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3	The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or Shares issued with preferred or other rights.

11	Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12	Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

13	Lien on Shares

13.1	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

13.3	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4	The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

14	Call on Shares

14.1	Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

14.4	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

14.5	An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

14.7	The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8	No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15	Forfeiture of Shares

15.1	If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2	If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

15.3	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

15.4	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

15.5	A certificate in writing under the hand of one Director or Officer that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6	The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

16	Transmission of Shares

16.1	If a Member dies, the survivor or survivors (where he was a joint holder), or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

16.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

16.3	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles), the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17	Class B Ordinary Share Conversion

17.1	The rights attaching to the Class A Shares and Class B Shares shall rank pari passu in all respects, and the Class A Shares and Class B Shares shall vote together as a single class on all matters (subject to the Variation of Rights of Shares Article and the Appointment and Removal of Directors Article hereof) with the exception that the holder of a Class B Share shall have the conversion rights referred to in this Article.

17.2	Class B Shares shall automatically convert into Class A Shares on a one-for-one basis (the “Initial Conversion Ratio”) concurrently with or immediately following the consummation of a Business Combination.

17.3	Notwithstanding the Initial Conversion Ratio, in the case that additional Class A Shares or any other Equity-linked Securities, are issued, or deemed issued, by the Company in excess of the amounts offered in the IPO and related to the closing of a Business Combination, all Class B Shares in issue shall automatically convert into Class A Shares at the time of the closing of a Business Combination at a ratio for which the Class B Shares shall convert into Class A Shares will be adjusted (unless the holders of a majority of the Class B Shares in issue agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A Shares issuable upon conversion of all Class B Shares will equal, on an as-converted basis, in the aggregate, 20 per cent of the sum of all Class A Shares and Class B Shares in issue upon completion of the IPO plus all Class A Shares and Equity-linked Securities issued or deemed issued in connection with a Business Combination (including any Forward Purchase Shares but not including any Forward Purchase Warrants), excluding any Shares or Equity-linked Securities issued, or to be issued, to any seller in a Business Combination and any private placement warrants issued to the Sponsor, officers or directors upon conversion of working capital loans made to the Company, minus the number of Public Shares redeemed in connection with a Business Combination, provided that such conversion of Class A Shares shall never be less than the Initial Conversion Ratio.

17.4	Notwithstanding anything to the contrary contained herein, the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional Class A Shares or Equity-linked Securities by the written consent or agreement of holders of a majority of the Class B Shares then in issue consenting or agreeing separately as a separate class in the manner provided in the Variation of Rights of Shares Article hereof.

17.5	The foregoing conversion ratio shall also be adjusted to account for any subdivision (by share subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation of the Class A Shares in issue into a greater or lesser number of shares occurring after the original filing of the Articles without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the Class B Shares in issue.

17.6	Each Class B Share shall convert into its pro rata number of Class A Shares pursuant to this Article. The pro rata share for each holder of Class B Shares will be determined as follows: each Class B Share shall convert into such number of Class A Shares as is equal to the product of 1 multiplied by a fraction, the numerator of which shall be the total number of Class A Shares into which all of the Class B Shares in issue shall be converted pursuant to this Article and the denominator of which shall be the total number of Class B Shares in issue at the time of conversion.

17.7	References in this Article to “converted”, “conversion” or “exchange” shall mean the compulsory redemption without notice of Class B Shares of any Member and, on behalf of such Members, automatic application of such redemption proceeds in paying for such new Class A Shares into which the Class B Shares have been converted or exchanged at a price per Class B Share necessary to give effect to a conversion or exchange calculated on the basis that the Class A Shares to be issued as part of the conversion or exchange will be issued at par. The Class A Shares to be issued on an exchange or conversion shall be registered in the name of such Member or in such name as the Member may direct.

17.8	Notwithstanding anything to the contrary in this Article, in no event may any Class B Share convert into Class A Shares at a ratio that is less than one-for-one.

18	Amendments of Memorandum and Articles of Association and Alteration of Capital

18.1	The Company may by Ordinary Resolution:

(a)	increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)	cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

18.2	All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

18.3	Subject to the provisions of the Statute, the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution and Article 30.4, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to the Articles;

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital or any capital redemption reserve fund.

19	Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

20	General Meetings

20.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

20.2	The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

20.3	The Directors, the chief executive officer or the chairman of the board of Directors may call general meetings, and, for the avoidance of doubt, Members shall not have the ability to call general meetings.

20.4	[Members seeking to bring business before the annual general meeting or to nominate candidates for appointment as Directors at the annual general meeting must deliver notice to the principal executive offices of the Company not less than 120 calendar days before the date of the Company’s proxy statement released to Members in connection with the previous year’s annual general meeting or, if the Company did not hold an annual general meeting the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by the board of Directors with such deadline being a reasonable time before the Company begins to print and send its related proxy materials.] [Maples: Company to confirm]

21	Notice of General Meetings

21.1	At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety-five per cent in par value of the Shares giving that right.

21.2	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

22	Proceedings at General Meetings

22.1	No business shall be transacted at any general meeting unless a quorum is present. The holders of a majority of the Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

22.2	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

22.3	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

22.4	If a quorum is not present within half an hour from the time appointed for the meeting to commence, the meeting shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

22.5	The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

22.6	If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

22.7	The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

22.8	When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

22.9	If, prior to a Business Combination, a notice is issued in respect of a general meeting and the Directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day and the hour specified in the notice calling such general meeting, the Directors may postpone the general meeting to another place, day and/or hour provided that notice of the place, the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

22.10	When a general meeting is postponed for thirty days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

22.11	A resolution put to the vote of the meeting shall be decided on a poll.

22.12	A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

22.13	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

22.14	In the case of an equality of votes the chairman shall be entitled to a second or casting vote.

23	Votes of Members

23.1	Subject to any rights or restrictions attached to any Shares, including as set out at Article 30.4, every Member present in any such manner shall have one vote for every Share of which he is the holder.

23.2	In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

23.3	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

23.4	No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

23.5	No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

23.6	Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

23.7	A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

24	Proxies

24.1	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

24.2	The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

24.3	The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

24.4	The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

24.5	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

25	Corporate Members

25.1	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

25.2	If a Clearing House (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) as if such person was the registered holder of such Shares held by the Clearing House (or its nominee(s)).

26	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

27	Directors

27.1	There shall be a board of Directors consisting of not less than one person provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.

27.2	The Directors shall be divided into three classes: Class I, Class II and Class III. The number of Directors in each class shall be as nearly equal as possible. Upon the adoption of the Articles, the existing Directors shall by resolution classify themselves as Class I, Class II or Class III Directors. The Class I Directors shall stand appointed for a term expiring at the Company’s first annual general meeting, the Class II Directors shall stand appointed for a term expiring at the Company’s second annual general meeting and the Class III Directors shall stand appointed for a term expiring at the Company’s third annual general meeting. Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors appointed to succeed those Directors whose terms expire shall be appointed for a term of office to expire at the third succeeding annual general meeting after their appointment. Except as the Statute or other Applicable Law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the appointment of Directors and/or the removal of one or more Directors and the filling of any vacancy in that connection, additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum (as defined in the Articles), or by the sole remaining Director. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been appointed and qualified. A Director appointed to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been appointed and qualified.

28	Nominations of Directors

28.1	Subject to Article 30.1, nominations of persons for appointment as Directors may be made at an annual general meeting only by:

(a)	the Directors; or

(b)	by any Member who:

(i)	is a Minimum Member at the time of giving of the notice provided for in this Article and at the time of the annual general meeting;

(ii)	is entitled to vote for the appointments at such annual general meeting; and

(iii)	complies with the notice procedures set forth in this Article (notwithstanding anything to the contrary set forth in the Articles, this Article 28.1(b) shall be the exclusive means for a Member to make nominations of persons for appointment of Directors at an annual general meeting).

28.2	Any Member entitled to vote for the elections may nominate a person or persons for appointment as Directors only if written notice of such Member’s intent to make such nomination is given in accordance with the procedures set forth in this Article, either by personal delivery or express or registered mail (postage prepaid), to the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the date of the annual general meeting for the immediately preceding year. However, in the event that the date of the annual general meeting is more than 30 days before or after such anniversary date, in order to be timely, a Member’s notice must be received by the Company not later than the later of: (x) the close of business 90 days prior to the date of such annual general meeting; and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event shall the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a Member’s notice as described herein. Members may nominate a person or persons (as the case may be) for appointment as Directors only as provided in this Article and only for such class(es) as are specified in the notice of annual general meeting as being up for appointment at such annual general meeting.

28.3	Each such notice of a Member’s intent to make a nomination of a Director shall set forth:

(a)	as to the Member giving notice and any beneficial owner on whose behalf the nomination is made:

(i)	the name and address of such Member (as it appears in the Register of Members) and any such beneficial owner on whose behalf the nomination is made;

(ii)	the class and number of Shares which are, directly or indirectly, owned beneficially and of record by such Member and any such beneficial owner, respectively, or their respective Affiliates (naming such Affiliates), as at the date of such notice;

(iii)	a description of any Covered Arrangement to which such Member or beneficial owner, or their respective Affiliates, directly or indirectly, is a party as at the date of such notice;

(iv)	any other information relating to such Member and any such beneficial owner that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the appointment of Directors in a contested election pursuant to section 14 of the Exchange Act; and

(v)	a representation that the Member is a holder of record of Shares entitled to vote at such annual general meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in such Member’s notice;

(b)	a description of all arrangements or understandings between the Member or any beneficial owner, or their respective Affiliates, and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member;

(c)	a representation whether the Member or the beneficial owner is or intends to be part of a corporate group or other group which intends:

(i)	to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Shares required to appoint the Director or Directors nominated; and/or

(ii)	otherwise to solicit proxies from Members in support of such nomination or nominations;

(d)	as to each person whom the Member proposes to nominate for appointment or re-appointment as a Director:

(i)	all information relating to such person as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the appointment of Directors in a contested election pursuant to section 14 of the Exchange Act;

(ii)	a description of any Covered Arrangement to which such nominee or any of his Affiliates is a party as at the date of such notice

(iii)	the written consent of each nominee to being named in the proxy statement as a nominee and to serving as a Director if so appointed; and

(iv)	whether, if appointed, the nominee intends to tender any advance resignation notice(s) requested by the Directors in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and acceptance of such resignation by the Directors; and

(e)	an undertaking by the Member of record and each beneficial owner, if any, to (i) notify the Company in writing of the information set forth in Articles 28.3(a)(ii), (a)(iii), (b) and (d) above as at the record date for the annual general meeting promptly (and, in any event, within five business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (ii) update such information thereafter within two business days of any change in such information and, in any event, as at close of business on the day preceding the meeting date.

28.4	No person shall be eligible for appointment as a Director unless nominated in accordance with the procedures set forth in the Articles. Except as otherwise provided by Applicable Law or the Articles, the chairman or co-chairman of any annual general meeting to appointment Directors or the Directors may, if the facts warrant, determine that a nomination was not made in compliance with the foregoing procedure or if the Member solicits proxies in support of such Member’s nominee(s) without such Member having made the representation required by Article 28.3(c); and if the chairman, co-chairman or the Directors should so determine, it shall be so declared to the annual general meeting, and the defective nomination shall be disregarded. Notwithstanding anything in the Articles to the contrary, unless otherwise required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, if a Member intending to make a nomination at an annual general meeting in accordance with this Article does not:

(a)	timely provide the notifications contemplated by of Article 28.3(e); or

(b)	timely appear in person or by proxy at the annual general meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company or any other person or entity.

28.5	Notwithstanding the foregoing provisions of this Article, any Member intending to make a nomination at an annual general meeting in accordance with this Article, and each related beneficial owner, if any, shall also comply with all requirements of the Exchange Act and the rules and regulations thereunder applicable to the same extent as if the Shares were registered under the Exchange Act with respect to the matters set forth in the Articles; provided, however, that any references in the Articles to the Exchange Act are not intended to and shall not limit the requirements applicable to nominations made or intended to be made in accordance with Article 29.1(b).

28.6	Nothing in this Article shall be deemed to affect any rights of the holders of any class of Preference Shares, or any other class of Shares authorised to be issued by the Company, to appoint Directors pursuant to the terms thereof.

28.7	To be eligible to be a nominee for appointment or re-appointment as a Director pursuant to Article 28.1(b), a person must deliver (not later than the deadline prescribed for delivery of notice) to the Company a written questionnaire prepared by the Company with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Company upon written request) and a written representation and agreement (in the form provided by the Company upon written request) that such person:

(a)	is not and will not become a party to:

(i)	any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if appointed as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company; or

(ii)	any Voting Commitment that could limit or interfere with such person’s ability to comply, if appointed as a Director, with such person’s duties under Applicable Law;

(b)	is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein;

(c)	in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if appointed as a Director, and will comply with, Applicable Law and corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company that are applicable to Directors generally; and

(d)	if appointed as a Director, will act in the best interests of the Company and not in the interest of any individual constituency. The Nominating and Corporate Governance Committee shall review all such information submitted by the Member with respect to the proposed nominee and determine whether such nominee is eligible to act as a Director. The Company and the Nominating and Corporate Governance Committee may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent Director or that could be material to a reasonable Member’s understanding of the independence, or lack thereof, of such nominee.

28.8	At the request of the Directors, any person nominated for appointment as a Director shall furnish to the Company the information that is required to be set forth in a Members’ notice of nomination pursuant to this Article.

28.9	Any Member proposing to nominate a person or persons for appointment as Director shall be responsible for, and bear the costs associated with, soliciting votes from any other voting Member and distributing materials to such Members prior to the annual general meeting in accordance with the Articles and applicable rules of the Securities and Exchange Commission. A Member shall include any person or persons such Member intends to nominate for appointment as Director in its own proxy statement and proxy card.

29	Powers of Directors

29.1	Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

29.2	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

29.3	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

29.4	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

30	Appointment and Removal of Directors

30.1	Prior to the closing of a Business Combination, the Company may by Ordinary Resolution of the holders of the Class B Shares appoint any person to be a Director or may by Ordinary Resolution of the holders of the Class B Shares remove any Director. For the avoidance of doubt, prior to the closing of a Business Combination, holders of Class A Shares shall have no right to vote on the appointment or removal of any Director.

30.2	The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

30.3	After the closing of a Business Combination, the Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

30.4	Prior to the closing of a Business Combination, Article 30.1 may only be amended by a Special Resolution passed by at least 90 per cent of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been given, or by way of unanimous written resolution.

31	Vacation of Office of Director

The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)	the Director absents himself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)	the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)	the Director is found to be or becomes of unsound mind; or

(e)	all of the other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

32	Proceedings of Directors

32.1	The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the Directors then in office.

32.2	Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.

32.3	A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

32.4	A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

32.5	A Director may, or other Officer on the direction of a Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

32.6	The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

32.7	The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

32.8	All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

32.9	A Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

33	Presumption of Assent

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

34	Directors’ Interests

34.1	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

34.2	A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

34.3	A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

34.4	No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

34.5	A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

35	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of Officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

36	Delegation of Directors’ Powers

36.1	The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors (including, without limitation, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee). Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

36.2	The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

36.3	The Directors may adopt formal written charters for committees. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the Directors may delegate pursuant to the Articles and as required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, if established, shall consist of such number of Directors as the Directors shall from time to time determine (or such minimum number as may be required from time to time by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law). For so long as any class of Shares is listed on the Designated Stock Exchange, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall be made up of such number of Independent Directors as is required from time to time by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law.

36.4	The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

36.5	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

36.6	The Directors may appoint such Officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an Officer may be removed by resolution of the Directors or Members. An Officer may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

37	No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

38	Remuneration of Directors

38.1	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine, provided that no cash remuneration shall be paid to any Director by the Company prior to the consummation of a Business Combination. The Directors shall also, whether prior to or after the consummation of a Business Combination, be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

38.2	The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

39	Seal

39.1	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some Officer or other person appointed by the Directors for the purpose.

39.2	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

39.3	A Director or Officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

40	Dividends, Distributions and Reserve

40.1	Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

40.2	Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

40.3	The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

40.4	The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

40.5	Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

40.6	The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

40.7	Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

40.8	No Dividend or other distribution shall bear interest against the Company.

40.9	Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

41	Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

42	Books of Account

42.1	The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

42.2	The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

42.3	The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

43	Audit

43.1	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

43.2	Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

43.3	If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

43.4	The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

43.5	If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

43.6	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for the performance of the duties of the Auditor.

43.7	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

43.8	[Any payment made to members of the Audit Committee (if one exists) shall require the review and approval of the Directors, with any Director interested in such payment abstaining from such review and approval.] [Maples: Company to confirm]

43.9	The Audit Committee shall monitor compliance with the terms of the IPO and, if any non-compliance is identified, the Audit Committee shall be charged with the responsibility to take all action necessary to rectify such non-compliance or otherwise cause compliance with the terms of the IPO.

43.10	At least one member of the Audit Committee shall be an “audit committee financial expert” as determined by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. The “audit committee financial expert” shall have such past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication.

44	Notices

44.1	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Notice may also be served by Electronic Communication in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or by placing it on the Company’s Website.

44.2	Where a notice is sent by:

(a)	courier; service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier;

(b)	post; service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted;

(c)	cable, telex or fax; service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted;

(d)	e-mail or other Electronic Communication; service of the notice shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient; and

(e)	placing it on the Company’s Website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s Website.

44.3	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

44.4	Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

45	Winding Up

45.1	If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)	if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)	if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

45.2	If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

46	Indemnity and Insurance

46.1	Every Director and Officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

46.2	The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

46.3	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or Officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

47	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

48	Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

49	Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

50	Business Combination

50.1	Notwithstanding any other provision of the Articles, this Article shall apply during the period commencing upon the adoption of the Articles and terminating upon the first to occur of the consummation of a Business Combination and the full distribution of the Trust Account pursuant to this Article. In the event of a conflict between this Article and any other Articles, the provisions of this Article shall prevail.

50.2	Prior to the consummation of a Business Combination, the Company shall either:

(a)	submit such Business Combination to its Members for approval; or

(b)	provide Members with the opportunity to have their Shares repurchased by means of a tender offer for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of such Business Combination, including interest earned on the Trust Account (net of taxes paid or payable, if any), divided by the number of then issued Public Shares, provided that the Company shall not repurchase Public Shares in an amount that would cause the Company’s net tangible assets to be less than US$5,000,001 following such repurchases. Such obligation to repurchase Shares is subject to the completion of the proposed Business Combination to which it relates.

50.3	If the Company initiates any tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act in connection with a proposed Business Combination, it shall file tender offer documents with the Securities and Exchange Commission prior to completing such Business Combination which contain substantially the same financial and other information about such Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act. If, alternatively, the Company holds a general meeting to approve a proposed Business Combination, the Company will conduct any redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, and not pursuant to the tender offer rules, and file proxy materials with the Securities and Exchange Commission.

50.4	At a general meeting called for the purposes of approving a Business Combination pursuant to this Article, in the event that such Business Combination is approved by Ordinary Resolution, the Company shall be authorised to consummate such Business Combination, provided that the Company shall not consummate such Business Combination unless the Company has net tangible assets of at least US$5,000,001 immediately prior to, or upon such consummation of, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to, such Business Combination.

50.5	Any Member holding Public Shares who is not the Sponsor, a Founder, Officer or Director may, at least two business days’ prior to any vote on a Business Combination, elect to have their Public Shares redeemed for cash, in accordance with any applicable requirements provided for in the related proxy materials (the “IPO Redemption”), provided that no such Member acting together with any Affiliate of his or any other person with whom he is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15 per cent of the Public Shares in the aggregate without the prior consent of the Company and provided further that any beneficial holder of Public Shares on whose behalf a redemption right is being exercised must identify itself to the Company in connection with any redemption election in order to validly redeem such Public Shares. If so demanded, the Company shall pay any such redeeming Member, regardless of whether he is voting for or against such proposed Business Combination, a per-Share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account (such interest shall be net of taxes payable) and not previously released to the Company to pay its taxes, divided by the number of then issued Public Shares (such redemption price being referred to herein as the “Redemption Price”), but only in the event that the applicable proposed Business Combination is approved and consummated. The Company shall not redeem Public Shares that would cause the Company’s net tangible assets to be less than US$5,000,001 following such redemptions (the “Redemption Limitation”).

50.6	A Member may not withdraw a Redemption Notice once submitted to the Company unless the Directors determine (in their sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part).

50.7	In the event that the Company does not consummate a Business Combination by 24 months from the consummation of the IPO, or such later time as the Members may approve in accordance with the Articles, the Company shall:

(a)	cease all operations except for the purpose of winding up;

(b)	as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any); and

(c)	as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve,

subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and other requirements of Applicable Law.

50.8	In the event that any amendment is made to the Articles:

(a)	to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or redeem 100 per cent of the Public Shares if the Company does not consummate a Business Combination within 24 months from the consummation of the IPO; or

(b)	with respect to any other provision relating to Members’ rights or pre-Business Combination activity,

each holder of Public Shares who is not the Sponsor, a Founder, Officer or Director shall be provided with the opportunity to redeem their Public Shares upon the approval or effectiveness of any such amendment at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Public Shares. The Company’s ability to provide such redemption in this Article is subject to the Redemption Limitation.

50.9	A holder of Public Shares shall be entitled to receive distributions from the Trust Account only in the event of an IPO Redemption, a repurchase of Shares by means of a tender offer pursuant to this Article, or a distribution of the Trust Account pursuant to this Article. In no other circumstance shall a holder of Public Shares have any right or interest of any kind in the Trust Account.

50.10	After the issue of Public Shares, and prior to the consummation of a Business Combination, the Company shall not issue additional Shares or any other securities that would entitle the holders thereof to:

(a)	receive funds from the Trust Account; or

(b)	vote as a class with Public Shares on a Business Combination.

50.11	Any transaction or transactions between the Company and any of the following parties:

(a)	any Member owning an interest in the voting power of the Company that gives such Member a significant influence over the Company; and

(b)	any Director or Officer and any Affiliate of such Director or Officer,

may only be approved by a majority of the uninterested Independent Directors.

50.12	A Director may vote in respect of a Business Combination in which such Director has a conflict of interest with respect to the evaluation of such Business Combination. Such Director must disclose such interest or conflict to the other Directors.

50.13	As long as the securities of the Company are listed on the New York Stock Exchange, the Company must complete one or more Business Combinations having an aggregate fair market value of at least 80 per cent of the assets held in the Trust Account (net of amounts previously disbursed to the Company’s management for taxes and excluding the amount of deferred underwriting discounts held in the Trust Account) at the time of the Company’s signing a definitive agreement in connection with a Business Combination. A Business Combination must not be effectuated with another blank cheque company or a similar company with nominal operations.

50.14	The Company may enter into a Business Combination with a target business that is Affiliated with the Sponsor, a Founder, a Director or an Officer. In the event the Company seeks to consummate a Business Combination with a target that is Affiliated with the Sponsor, a Founder, a Director or an Officer, the Company, or a committee of Independent Directors, will obtain an opinion from an independent investment banking firm or another valuation or appraisal firm that regularly renders fairness opinions on the type of target business the Company is seeking to acquire that is a member of the United States Financial Industry Regulatory Authority or an independent accounting firm that such a Business Combination is fair to the Company from a financial point of view.

51	Certain Tax Filings

Each Tax Filing Authorised Person and any such other person, acting alone, as any Director shall designate from time to time, are authorised to file tax forms SS-4, W-8 BEN, W-8 IMY, W-9, 8832 and 2553 and such other similar tax forms as are customary to file with any US state or federal governmental authorities or foreign governmental authorities in connection with the formation, activities and/or elections of the Company and such other tax forms as may be approved from time to time by any Director or Officer. The Company further ratifies and approves any such filing made by any Tax Filing Authorised Person or such other person prior to the date of the Articles.

52	Business Opportunities

52.1	To the fullest extent permitted by Applicable Law, no individual serving as a Director or an Officer (“Management”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for Management, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, Management shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, Director and/or Officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

52.2	Except as provided elsewhere in this Article, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and Management, about which a Director and/or Officer who is also a member of Management acquires knowledge.

52.3	To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.